UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 15, 2011
(Date of earliest event reported)

KODIAK OIL & GAS CORP.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920
_____________________________________

Yukon Territory (State or other jurisdiction of incorporation)	N/A (IRS Employer Identification No.)

1625 Broadway, Suite 250
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

 (303) 592-8075
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A (this “Amendment”) amends a current report on Form 8-K filed by Kodiak Oil & Gas Corp. (the “Company”) on June 21, 2011 (the “Original Filing”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct shareholder advisory votes on executive compensation. This Amendment does not modify or update any other disclosure contained in the Original Filing.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”), the Company’s shareholders voted on, among other matters, a proposal regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers (a “Say on Pay Vote”). As previously reported in the Original Filing, a majority of the votes cast at the Annual Meeting were in favor of an annual Say on Pay Vote. In light of the outcome of such vote, the Company's Board of Directors determined that the Say on Pay Vote will be submitted to the Company’s shareholders annually until the next shareholder vote on the frequency of Say on Pay Votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Company’s Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company's shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.
By:	/s/ James P. Henderson
James P. Henderson Chief Financial Officer

Date: October 28, 2011